                                                             EXHIBIT 11.01


SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                          Three Months Ended                 Nine Months Ended
                                                                December 31,                      December 31,
                                                 ---------------------------       ---------------------------
(In thousands, except per share data)                   1996            1995             1996             1995
-------------------------------------            -----------      ----------       ----------       ----------
PRIMARY NET INCOME (LOSS) PER SHARE
Net income (loss)                                $    13,852      $ (36,806)       $   17,769       $ (47,726)
                                                 -----------      ----------       ----------       ----------
                                                 -----------      ----------       ----------       ----------
Weighted average number of common
     shares outstanding during the period             54,814         53,107            54,501          52,391
Shares issuable from assumed exercise
     of options                                          595             --               663              --
                                                 -----------      ----------       ----------       ----------
Common and common stock equivalent
     shares outstanding for purpose of
     calculating primary net income (loss)
     per share                                        55,409          53,107           55,164           52,391
                                                 -----------      ----------       ----------       ----------
                                                 -----------      ----------       ----------       ----------
Primary net income (loss) per share              $      0.25      $    (0.69)      $     0.32       $    (0.91)
                                                 -----------      ----------       ----------       ----------
                                                 -----------      ----------       ----------       ----------
FULLY DILUTED NET INCOME (LOSS) PER SHARE
Net income (loss)                                $    13,852      $  (36,806)      $   17,769       $  (47,726)
Interest expense on assumed conversion of
     convertible subordinated debentures                 177              --              531               --
                                                 -----------      ----------       ----------       ----------
Net income (loss), as adjusted                   $    14,029      $  (36,806)      $   18,300       $  (47,726)
                                                 -----------      ----------       ----------       ----------
                                                 -----------      ----------       ----------       ----------
Weighted average number of common
     shares outstanding during the period             54,814          53,107           54,501           52,391
Shares issuable from assumed exercise
     of options                                          973              --              982               --
Shares issuable from assumed conversion
     of convertible subordinated debentures            1,250              --            1,250               --
                                                 -----------      ----------       ----------       ----------
Total shares for purpose of calculating
     fully diluted net income (loss) per share        57,037          53,107           56,733           52,391
                                                 -----------      ----------       ----------       ----------
                                                 -----------      ----------       ----------       ----------
Fully diluted net income (loss) per share        $      0.25      $    (0.69)      $     0.32       $    (0.91)
                                                 -----------      ----------       ----------       ----------
                                                 -----------      ----------       ----------       ----------